Exhibit 99.1

Zhone Technologies Reports Fourth Quarter 2007 Financial Results

OAKLAND, Calif.--(BUSINESS WIRE)--Zhone Technologies, Inc. (NASDAQ:ZHNE), a global provider of advanced communications equipment and a leader in VoIP, IPTV, and Ethernet over copper and fiber access lines, today reported its financial results for the fourth quarter ended December 31, 2007.

Revenue for the fourth quarter of 2007 was $46.6 million compared with $41.6 million for the third quarter of 2007 and $44.3 million for the fourth quarter of 2006. Net loss for the fourth quarter of 2007, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.2 million or $0.01 per share compared with a net loss of $1.5 million or $0.01 per share for the third quarter of 2007, and a net loss of $4.6 million or $0.03 per share for the fourth quarter of 2006. Pro forma earnings before stock-based compensation, gain on sale of patents, interest, taxes, impairment, depreciation and amortization (“EBITDA”) was breakeven for the fourth quarter of 2007, compared to a pro forma EBITDA loss of $4.9 million for the third quarter of 2007, and pro forma EBITDA loss of $2.3 million for the fourth quarter of 2006.

“Our fourth quarter results, highlighted by very strong revenue growth in our international markets, confirm that service providers around the world are adopting our market leading access technologies," said Mory Ejabat, chairman and chief executive officer of Zhone Technologies, Inc. "Our recent divestitures of legacy product lines allow us to focus maximum resources on pure-play access technologies for these emerging global markets.”

Zhone will hold a conference call and audio webcast today, January 31, 2008, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its fourth quarter 2007 results. This call is open to the public by dialing +1 (800) 706-7741 for U.S. callers and +1 (617) 614-3471 for international callers and then entering passcode 77284281. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/about/investors/.

A replay of the conference call will be available for approximately one week following the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 29612165. An audio webcast replay will also be available online at http://www.zhone.com/about/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies, Inc.

Zhone Technologies, Inc. (NASDAQ:ZHNE) is a provider of advanced communications equipment to more than 600 operators worldwide. The company’s broad line of access networking solutions enables the full range of multi-play services, including residential and business broadband, VoIP, IPTV, and Ethernet. Zhone’s converged access platform improves network agility and reduces costs, allowing operators to rapidly deploy premium services on their existing copper and fiber infrastructure while providing a seamless migration path to an efficient, all-IP network. www.zhone.com

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice. Copyright © 2008 Zhone Technologies, Inc. All rights reserved.

ZHONE TECHNOLOGIES, INC. Unaudited Condensed Consolidated Statements of Operations (In thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Net revenue	$ 46,613	$ 41,604	$ 44,306	$ 175,448	$ 194,344
Cost of revenue	30,493	29,066	28,214	116,074	130,857
Stock-based compensation	28	67	155	296	892
Gross profit	16,092	12,471	15,937	59,078	62,595
Operating expenses:
Research and product development(1)	7,382	8,154	8,628	32,720	36,099
Sales and marketing(1)	8,051	8,446	8,643	33,192	38,225
General and administrative(1)	1,643	2,260	2,968	9,511	14,036
Gain on sale of patents	-	(5,000)	-	(5,000)	-
Amortization and impairment of intangible assets	-	-	-	-	116,430
Total operating expenses	17,076	13,860	20,239	70,423	204,790
Operating loss	(984)	(1,389)	(4,302)	(11,345)	(142,195)
Other expense, net	(142)	(16)	(248)	(363)	(207)
Loss before income taxes	(1,126)	(1,405)	(4,550)	(11,708)	(142,402)
Income tax provision	106	125	80	394	264
Net loss	$ (1,232)	$ (1,530)	$ (4,630)	$ (12,102)	$ (142,666)
Basic and diluted net loss per share	$ (0.01)	$ (0.01)	$ (0.03)	$ (0.08)	$ (0.96)
Weighted average shares outstanding used to compute basic and diluted net loss per share	149,907	149,715	149,142	149,623	148,727

(1) Amounts include stock-based compensation costs as follows:
Research and product development	92	179	333	717	1,632
Sales and marketing	91	154	294	603	1,380
General and administrative	193	308	498	1,250	1,601
	376	641	1,125	2,570	4,613

GAAP net loss	$ (1,232)	$ (1,530)	$ (4,630)	$ (12,102)	$ (142,666)
Stock-based compensation	404	708	1,280	2,866	5,505
Interest expense, net	118	38	299	400	446
Income taxes	106	125	80	394	264
Depreciation	616	716	662	2,660	2,619
Gain on sale of patents	-	(5,000)	-	(5,000)	-
Amortization and impairment of intangible assets	-	-	-	-	116,430
Non-GAAP pro forma EBITDA	$ 12	$ (4,943)	$ (2,309)	$ (10,782)	$ (17,402)

Revenue by product line:
SLMS	32,079	29,227	26,174	123,184	118,209
Legacy, service and other	14,534	12,377	18,132	52,264	76,135
	46,613	41,604	44,306	175,448	194,344
ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES Unaudited Condensed Consolidated Balance Sheets (In thousands)

	December 31,	December 31,
	2007	2006

Assets
Current assets:
Cash, cash equivalents and short-term investments	$50,165	$64,310
Accounts receivable	33,258	31,828
Inventories	44,698	45,036
Prepaid expenses and other current assets	3,804	3,852
Total current assets	131,925	145,026
Property and equipment, net	20,818	23,704
Goodwill	70,401	70,737
Restricted cash	186	636
Other assets	76	79
Total assets	$223,406	$240,182
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,276	$18,893
Line of credit	15,000	14,500
Current portion of long-term debt	265	7,673
Accrued and other liabilities	17,888	20,088
Total current liabilities	54,429	61,154
Long-term debt, less current portion	19,140	19,376
Other long-term liabilities	290	2,048
Total liabilities	73,859	82,578
Stockholders’ equity:
Common stock	150	149
Additional paid-in capital	1,061,849	1,058,317
Other stockholders’ equity	610	98
Accumulated deficit	(913,062)	(900,960)
Total stockholders’ equity	149,547	157,604
Total liabilities and stockholders' equity	$223,406	$240,182

CONTACT:
Zhone Technologies, Inc.
Investors
Susie Choy, +1 510-777-7013
Fax: +1 510-777-7001
Email: investor-relations@zhone.com
or
Public Relations
Tracy Oliver, +1 510-777-7020
Fax: +1 510-777-7001
Email: public-relations@zhone.com